Exhibit 99.1

Operator

Good morning and welcome to Global Net Lease, Inc.’s (“GNL” or the “Company”) third quarter 2026 Earnings Call. [Operator Instructions]. I would now like to turn the call over to Jordyn Schoenfeld, Vice President at Global Net Lease. Please go ahead.

Jordyn Schoenfeld

Thank you. Good morning, everyone, and thank you for joining us for GNL's third quarter 2026 earnings call. Joining me today on the call is Michael Weil, GNL’s Chief Executive Officer, and Chris Masterson, GNL’s Chief Financial Officer.

The following information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Please review the forward-looking and cautionary statements section at the end of our third quarter 2026 earnings release for various factors that could cause actual results to differ materially from forward-looking statements made during our call today. As stated in our SEC filings, GNL disclaims any intent or obligation to update or revise these forward-looking statements except as required by law. Also, during today's call, we will discuss certain non-GAAP financial measures, which we believe can be useful in evaluating the Company's financial performance. Descriptions of those non-GAAP financial measures that we use, such as AFFO and Adjusted EBITDA, and reconciliations of these measures to our results as reported in accordance with GAAP are detailed in our earnings release and supplemental materials.

I'll now turn the call over to our Chief Executive Officer, Michael Weil. Mike?

Mike Weil

Thanks, Jordyn. Good morning and thank you all for joining us today.

Our focus remains on the performance of our portfolio and executing on our stated priorities. We are pleased with the progress we have made through the first three quarters of 2026. This quarter alone we have closed and fully integrated the Modiv Industrial acquisition, made further progress reducing our office exposure and directed capital toward attractive share repurchase opportunities at an approximate 10% AFFO yield. Reflecting this continued execution, we are raising the low end of our full-year AFFO per share guidance range.

That execution took place against a more challenging macroeconomic backdrop. Uncertainty around the economic outlook, inflation and monetary policy, together with a sharp rise in the 10-year Treasury yield, has placed pressure on valuations and the cost of capital for commercial real estate. In this environment, we remain focused on what we can control: strengthening our portfolio, maintaining financial flexibility and allocating capital with discipline. We believe our investment-grade balance sheet, strong liquidity and significant exposure to investment-grade tenants position us well to advance our strategy without the need to raise additional debt or common equity, while our portfolio organically generates sufficient free cash flow to fund our dividend. We continue to work diligently on renewals and lease extensions while pursuing opportunistic dispositions within our office segment.

The Modiv acquisition, completed on August 12th, marked a very significant step in our portfolio repositioning, following an extensive disposition initiative that transformed our business. We have fully integrated the acquired properties into our operating platform, and the portfolio is performing well and contributing positively to our results. We have also achieved the anticipated G&A synergies, absorbing the acquired portfolio without increasing G&A expense in the third quarter, through the elimination of duplicative public company, personnel and third-party costs.

We have identified three to five non-core assets within the acquired 40-property Modiv portfolio for potential disposition and are evaluating potential opportunities to monetize these assets at attractive valuations. We estimate these potential sales could generate approximately $75 million to $100 million in gross proceeds, supporting our broader capital allocation priorities, including reinvestment in high-quality industrial and retail properties and debt reduction.

Across the broader portfolio, we further advanced our capital recycling strategy through targeted dispositions, with a continued focus on reducing office exposure. Through October 30, 2026, our closed and disposition pipeline totaled $391 million, including $167 million of completed sales at a cash cap rate of 7.7% on occupied assets. Office properties continue to represent the majority of our sale activity, accounting for approximately 68% of total closed and pending disposition volume. Upon completion of these pending transactions, we expect total office exposure to decline to approximately 18% of straight-line rent.

Our approach to reducing office exposure remains disciplined, with pricing and opportunities to maximize value driving the pace of these sales. We tailor our strategy to each asset, including extending lease terms ahead of a sale where feasible to enhance value and selectively selling the few vacant buildings in our portfolio to eliminate carrying costs and negative NOI drag. When possible, we also structure sales to close upon lease expiration, capturing remaining contractual rent while avoiding re-leasing costs, additional capital expenditures and vacancy risk.

Given current share price levels and the limited number of compelling acquisition opportunities we are seeing, issuing common equity is not attractive at this time. Our liquidity and ability to generate disposition proceeds mean we do not need to rely on equity issuances anywhere near current price levels. Instead, we can selectively monetize assets and redeploy the net proceeds in an accretive manner. One example is the strong private buyer demand for gas and convenience and car wash assets, supported by the tax benefits of bonus depreciation, which helps sustain attractive sale pricing. We currently have 15 properties in these categories under contract for approximately $70 million at a cash cap rate of 6.5%. Our broader exposure in these categories represents approximately 3% of portfolio straight line rent. While these assets continue to perform well, they also provide a meaningful potential source of attractively priced capital beyond the transactions currently under contract. Selective sales would allow us to reinvest in high-quality industrial and retail properties while continuing to improve and reposition our portfolio. We will continue to make smart, strategic decisions that create long-term value for our shareholders.

On the acquisition front, we remain disciplined in evaluating opportunities to reinvest in high-quality, single-tenant industrial and retail properties. Accretion to AFFO per share is a prerequisite for any acquisition we pursue, alongside enhancing portfolio quality and remaining consistent with our leverage objectives. We prioritize creditworthy tenants, embedded contractual rent growth and long-term leases that enhance the durability of our cash flows. Our focus is on established income-producing assets, avoiding the additional uncertainty associated with repositioning properties or undertaking long-term development projects. Higher funding costs have compressed investment spreads, and we have not yet seen acquisition cap rates adjust to levels we believe adequately reflect the current debt financing environment. During the quarter, we evaluated several acquisition opportunities but chose to pass where the spread between the going-in yield and the cost of debt was insufficient to justify the investment. We believe continued progress on dispositions will generate additional capital to pursue acquisitions that meet our criteria as real estate pricing adjusts, with each opportunity evaluated against share repurchases and debt reduction.

Since the inception of our share repurchase program through October 30, 2026, we've repurchased 29.7 million shares for approximately $245.8 million at a weighted average price of $8.28, representing an attractive AFFO yield of approximately 10% based on the midpoint of our full-year guidance. This includes 6.6 million shares for approximately $58.5 million in the third quarter of 2026. We will continue to evaluate repurchases opportunistically while balancing our priorities of reducing leverage and selectively reinvesting in high-quality industrial and retail assets.

The recent rise in long-term rates has also underscored the value of the financing decisions we made last year. Our investment-grade credit profile enabled us to refinance our Revolving Credit Facility in August 2025 on improved terms, extending its maturity to August 2030, including extension options, and reducing the spread by 35 basis points to its current level of 1.25%. Despite the rise in long-term Treasury yields, our existing borrowing costs have remained essentially unchanged. SOFR, the benchmark underlying our U.S. dollar revolver borrowings, has increased by only 25 basis points, and 86% of our debt is fixed or swapped to fixed rates, substantially limiting the impact on our financing costs. We also have no debt maturities until the fourth quarter of 2027, providing additional flexibility as we execute our capital allocation strategy.

Reducing leverage remains a core long-term capital allocation priority and we intend to continue to redirect disposition net proceeds toward debt repayment. Maintaining our investment-grade balance sheet and financial flexibility remains central to how we balance acquisitions, share repurchases and debt reduction.

Turning to our portfolio, at the end of the third quarter of 2026, we owned 835 properties totaling 44 million rentable square feet. Our portfolio occupancy is 96%, while weighted average remaining lease term increased to 6.3 years, up from 6.2 years in the third quarter of 2025 and 5.7 years in the second quarter of 2026.

GNL's portfolio features a stable tenant base and high quality of earnings, with an industry-leading 63% of tenants carrying an investment-grade or implied investment-grade rating, up from 60% in the third quarter of 2025. Our average annual contractual rental increase is 1.5%, excluding the impact of 17.9% of the portfolio with CPI-linked leases. When we factor in those leases using historical CPI data, the portfolio’s annual rental increase is closer to 2%. More than 70% of our CPI-linked leases have uncapped escalations, providing additional rental growth potential in periods of higher inflation.

On the leasing front, we once again delivered strong results across the portfolio, reflecting the quality of our asset management capabilities and tenant relationships. We achieved renewal spreads of approximately 4.9% above expiring rents on more than 840,000 square feet, with a weighted average lease term of 5.2 years.

Leasing highlights this quarter included a 10-year extension with Refresco at our 170,000 square foot distribution facility in Missouri, converting the tenant’s five-year renewal options into 10-years of committed term with 1.5% annual rent increases and securing approximately $5 million of incremental rent. We also renewed four Dollar General locations totaling approximately 37,000 square feet at a renewal spread of approximately 8%.

These results reflect our disciplined, proactive approach to asset management. By engaging with tenants well in advance of lease expirations, we continue to drive strong retention, preserve high occupancy levels, and capture rental growth, all while maintaining our long-term focus on portfolio stability and cash flow durability.

Our continued efforts to limit exposure to high-risk geographies, asset types, tenants, and industries reflect our intentional diversification strategy and disciplined credit underwriting. No single tenant accounts for more than 5% of total straight-line rent, and our top 10 tenants collectively contribute only 26% of total straight-line rent, with 81% being investment-grade. 65% of our portfolio's straight-line rent is derived from publicly traded tenants or is backed by a publicly traded guarantor, providing greater transparency into the financial profile of a substantial portion of our portfolio. We carefully monitor all tenants in our portfolio and their business operations on a regular basis. I encourage everyone to review the details of each segment of our portfolio in our third quarter 2026 Investor Presentation on our website.

I'll now turn the call over to Chris to walk through the financial results and balance sheet matters in more detail. Chris?

Chris Masterson

Thanks, Mike. Please note that, as always, a reconciliation of GAAP net income to non-GAAP measures can be found in our earnings release, which is posted on our website.

For the third quarter of 2026, we recorded revenue of $112.9 million, and a net loss attributable to common stockholders of $67.1 million. AFFO was $48.3 million or $0.22 per share.

Looking at our balance sheet, the gross outstanding debt balance was $2.9 billion at the end of the third quarter of 2026, a reduction of $178 million from the end of the third quarter of 2025, while Net Debt was $2.7 billion. Our debt is comprised of $1.0 billion in senior notes, $830 million on the multi-currency Revolving Credit Facility and $1.0 billion of outstanding gross mortgage debt. As of the end of the third quarter of 2026, 86% of our debt is tied to fixed rates or debt that is swapped to fixed rates. Our weighted average interest rate stood at 4.1%, down from 4.2% in the third quarter of 2025.

Because the Modiv acquisition closed in mid-August, quarter-end debt reflects the full transaction while Adjusted EBITDA includes only a partial quarter of earnings from the acquired portfolio, resulting in a temporary increase in reported leverage. Our fourth quarter 2026 results will include a full quarter of Modiv’s earnings, providing a more representative measure of leverage. Our 2026 Net Debt to Adjusted EBITDA guidance range remains unchanged, consistent with our expectation that the transaction will be leverage neutral.

We also continued to realize the benefits of our streamlined operating platform, with recurring capital expenditures declining significantly to $5.7 million through three quarters of 2026 from $26.2 million in the same period in 2025. This meaningful reduction in capital requirements further strengthens our cash flow profile and financial flexibility.

As of September 30, 2026, we had liquidity of approximately $863 million and $1.0 billion of capacity on our Revolving Credit Facility. We had approximately 225 million shares of common stock outstanding, and approximately 221 million shares outstanding on a weighted average basis for the third quarter of 2026. Since launching our share repurchase program in 2025 and through October 30, 2026, we have repurchased 29.7 million shares for a total of $245.8 million. This includes approximately 6.6 million shares repurchased in the third quarter of 2026 for $58.5 million. Since inception, total repurchases under this program have been executed at a weighted average price of $8.28, representing an AFFO yield of approximately 10% based on the midpoint of our full-year guidance. We believe this program has been a highly accretive use of capital and has generated tangible value for our shareholders.

Turning to our outlook for 2026, we are raising the low end of our full-year AFFO per share guidance from $0.82 to $0.83, resulting in a revised range of $0.83 to $0.85, and increasing the low end of our gross transaction volume guidance from $700 million to $750 million, resulting in a revised range of $750 million to $800 million. We also reaffirm our Net Debt to Adjusted EBITDA guidance range of 6.5x to 6.9x.

I'll now turn the call back to Mike for some closing remarks.

Mike Weil

Thanks, Chris.

I’ll close with some thoughts on the rate environment ahead. We don't control the direction of interest rates, and we will not build our strategy around predicting them. What we can control is how GNL allocates capital effectively across different rate environments. Our liquidity and investment-grade balance sheet give us the flexibility to remain patient, pursue attractive opportunities and maintain discipline. Together with our ability to generate capital through dispositions, this allows us to execute our strategy without the need to issue common equity in this market. The third quarter demonstrated that flexibility. When repurchasing our shares offered a better return than the acquisition market, we bought them, repurchasing 6.6 million shares at an AFFO yield of approximately 10%. When office assets could be sold at attractive pricing, we sold them, completing $123 million of office dispositions through September 30, 2026 at a 7.5% cash cap rate on occupied assets and bringing office exposure to 23% of straight-line rent. When acquisition pricing did not meet our return requirements, we remained patient, preserving capital for more attractive opportunities. And in the middle of all of that, we closed and integrated the Modiv acquisition and raised the low end of our full-year AFFO per share guidance range. The work we have done over the past three years has given us the flexibility to make these decisions while maintaining financial discipline.

Looking ahead, we expect to maintain that approach: a steady reduction in office exposure, selective reinvestment in industrial and retail properties when the returns justify it, and a continued focus on bringing leverage down over time. Stepping back, I think it is worth stating plainly what GNL offers today. We have an investment-grade balance sheet, a dividend yield exceeding what the 10-year Treasury can offer, no debt maturities until the fourth quarter of 2027, and a diversified portfolio of more than 800 properties with what we believe is the highest proportion of investment-grade tenants among our net lease peers. We believe these attributes, together with our disciplined approach to capital allocation, continue to make GNL a compelling investment.

We’re available to answer any questions you may have after the call.

Operator, please open the line for questions.

Question-and-Answer Session

Operator

[Operator Instructions].